SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2005

GOLDEN PHOENIX MINERALS, INC
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22905	41-1878178
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1675 East Prater Way, #102, Sparks, Nevada	89434
(Address of principal executive offices)	(Zip code)

(775) 853-4919
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A METERIAL DEFINITIVE AGREEMENT

On July 13, 2005, GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation (the “Company”) entered into a new Common Stock Purchase Agreement ("Purchase Agreement") with Fusion Capital Fund II, LLC, ("Fusion Capital"). Pursuant to the terms of the Purchase Agreement, Fusion Capital has agreed to purchase from the Company up to $6,200,000 of the Company's common stock over a twenty four (24) month period. Pursuant to the terms of a Registration Rights Agreement, dated as of July 13, 2005, the Company agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission covering shares which may be purchased by Fusion Capital under the Purchase Agreement. Upon the effectiveness of the Registration Statement with the Securities and Exchange Commission, Fusion Capital has agreed to purchase $200,000 of the Company’s common stock at a price of $0.15 per share. Additionally, each trading day during the term of the Purchase Agreement the Company has the right to sell to Fusion Capital $12,500 of the Company’s common stock at a purchase price based upon the market price of the common stock on the date of each sale without any fixed discount to the market price. At the Company’s option as the market price of the common stock increases, Fusion Capital can be required to purchase greater amounts of common stock each month. The Company has the right to control the timing and the number of shares sold to Fusion Capital.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On July 12, 2005, the Company terminated a Common Stock Purchase Agreement entered into with Fusion Capital dated as of November 12, 2002.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

4.1	Termination Agreement, dated July 12, 2005
4.2	Common Stock Purchase Agreement, dated July 13, 2005
4.3	Registration Rights Agreement, dated July 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.

Date: July 18, 2005	By:	/s /Steven Craig

Name: Steven Craig Title: Chairman of the Board of Directors